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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 17, 1996

                         ATLANTIC BEVERAGE COMPANY, INC.
                  (Exact name of registrant as specified in its
                                    charter)

            Delaware                        0-22614              36-3761400
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           650 Dundee Road, Suite 370
                           Northbrook, Illinois 60062
                    (Address of principal executive offices)

                                      42002
                                   (Zip Code)

                                 (847) 480-4000
              (Registrant's telephone number, including area code)

               1587 Sulphur Spring Road, Baltimore, Maryland 21227 (Former name or former address, if changed since last report)

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                           Exhibit Index is on page 3.

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On October 17, 1996, Atlantic Beverage Company, Inc. (the "Registrant"), through a newly-formed wholly-owned subsidiary, acquired the sausage manufacturing and distribution business of Grogan's Sausage, Inc. and Grogan's Farm, Inc. for approximately $1.9 million in cash and notes and 573,810 shares of common stock of the Registrant.

         On September 27, 1996, Atlantic Beverage Company, Inc. (the "Registrant") entered into an asset purchase agreement with Grogan's Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant (the "Subsidiary"), Grogan's Sausage, Inc. ("Grogan's"), a Kentucky corporation and Mr. and Mrs. Grogan, the sole stockholders of Grogan's whereby the subsidiary agreed to acquire certain of the assets of Grogan's for $509,000 in cash. By separate agreement of the same date, the Subsidiary also agreed to purchase certain real estate related to the business of Grogan's from Mr. and Mrs. Grogan for a purchase price of $1,000,000.00. On October 1, 1996, the Registrant entered into an agreement and plan of reorganization with the Subsidiary, Grogan's Farm, Inc., a Kentucky corporation and Mr. and Mrs. Grogan, the sole stockholders of Grogan's Farm, Inc. whereby Grogan's Farm, Inc. was merged with and into the Subsidiary. All of the outstanding securities of Grogan's Farm, Inc. were exchanged in the merger for 573,810 shares of common stock of the Registrant, $391,000 in cash as well as a note in the principal amount of $200,000. The note accrues interest at a rate of 8% per annum and is payable as to interest only commencing December 31, 1998. Principal is due September 30, 2001.

         On October 1, 1996, Grogan's Merger Corp. entered into a one-year employment agreement with Mr. Grogan whereby Mr. Grogan will receive an annual base salary of $50,000 as well as a discretionary bonus and other benefits. The employment agreement imposes certain non-competition and non-solicitation restrictions on Mr. Grogan following termination of his employment and relationship with the Registrant.

         In connection with the foregoing merger and acquisition of assets, the Registrant entered into a Second Amendment to its Loan and Security Agreement by and among LaSalle National Bank, Carlton Foods Corp., Prefco Corp., Richards Cajun Foods Corp and the Subsidiary. Under the Second Amended Loan and Security Agreement, the Registrant and these other entities executed a term note in the amount of $1,550,000. The note is payable in monthly installments and is due on March 15, 2001.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements

         The financial statements required by Item 7 are not available and will be filed under cover of Form 8-K when they are available, and, in any event, within sixty days of the date of this report.

          b) Exhibits

             The following Exhibits are filed herewith

             Number    Title

             2.14 Asset Purchase Agreement dated September 27, 1996 among Grogan's Merger Corp., as Purchaser, the Company, as owner of the capital stock of Grogan's Merger Corp., and Bobby L. Grogan and Betty Ruth Grogan, as Seller.

             2.15 Real Estate Purchase Agreement dated September 27, 1996 among Bobby L. Grogan and Betty Grogan, as Sellers and Grogan's Merger Corp., as Purchaser.

             2.16 Employment Agreement dated as of October 1, 1996, between Grogan's Merger Corp. and Bobby L. Grogan.

             2.17 Agreement and Plan of Reorganization dated as of October 1, 1996 among Grogan's Merger Corp., as Subsidiary, the Company, Grogan's Farm, Inc., as GFI, Bobby L. Grogan and Betty Ruth Grogan, as Sellers, with GFI and Owners, the Selling Parties.

             2.18 Second Amendment to Loan and Security Agreement dated as of October 17, 1996 among LaSalle National Bank, as Lender, the Company, Carlton Foods Corp, Prefco Corp., Richards Cajun Foods Corp. and Grogan's Merger Corp., a Borrowers.

             2.19 Second Amendment to Stock Pledge Agreement dated as of October 17, 1996, among the Company, as Pledgor, and LaSalle National Bank, as Lender.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ATLANTIC BEVERAGE COMPANY, INC.

Dated:  November 1, 1996          By:        /s/ Merrick M. Elfman
                                        --------------------------
                                        Merrick M. Elfman, Chairman of the Board



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